Exhibit 99.1

Erickson Reports Second Quarter 2015 Results

— Reports Revenues of $69.3 million, Operating Income of $0.2 million, and Adjusted EBITDA of $10.3 million —
— Traction on Cash Savings Initiatives Resulted in Lower Capital Spending and Improved Free Cash Flow —
— Disciplined Cost Savings Actions Yielded Lower Operating Expenses —

PORTLAND, Ore.-(BUSINESS WIRE) — August 6, 2015 — Erickson Incorporated (NASDAQ:EAC) (“Erickson,” the “Company,” “we,” “us” and “our”), a leading provider of aviation services and products to a worldwide mix of commercial and government customers, today announced second quarter 2015 financial results.

Jeff Roberts, Chief Executive Officer of Erickson, commented, “Our second quarter results were below expectations as a result of challenges in the oil and gas market, our government business, and a slower than expected start to the firefighting season. Aggressive management of operating expenses, working capital, and capital expenditures partially offset these headwinds. We are re-investing some of these savings into the front end of our business and implementing transformative changes to our operating model. This new operating model will enhance our competitive position, generate sustainable free cash flow, and drive value for our stakeholders.”
Recent Developments

•	In June 2015, we were awarded a contract to support Repsol's oil and gas operations to provide crew and cargo transport on the North Slope of Alaska.

•
In June 2015, we were awarded a one-year contract renewal with the U.S. Department of Transportation to provide weekly, year-round helicopter service for people and cargo between Nome, Wales, and Little Diomede, Alaska.

•
In June 2015, we were awarded a contract with Chilcott, Inc. to provide training for Uruguayan Air Force helicopter pilots. Under the agreement, Erickson will train pilots for work on the United Nations Stabilization Mission in the Democratic Republic of the Congo.

•	In July 2015, we made the decision to consolidate our operations in the McMinnville facility to our other locations in Portland and Southern Oregon to improve efficiencies and reduce expenses.

Second Quarter Results
Revenue for the quarter ended June 30, 2015 was $69.3 million, a decline of $11.6 million compared to prior year. The Company benefited from year-over-year growth in its Manufacturing & MRO business and aircraft sales. These gains were outweighed by continued softness in Government Aviation and, to a lesser extent, a modest decline in Commercial Aviation.

•
Manufacturing & MRO revenues increased to $6.6 million as compared to $3.4 million in the prior year period, reflecting the increased aircraft sales, as well as part sales to support the global fleet of Bell 214 helicopters.

•
Government Aviation Services revenues decreased to $28.4 million as compared to revenues of $41.9 million in the prior year period, driven primarily by the continued reduction of operational tempo in Afghanistan and other U.S. Department of Defense activity.

•
Commercial Aviation Services revenues decreased to $34.3 million as compared to $35.6 million in the prior year period driven primarily by a less intense firefighting season, partially offset by new spot construction jobs in the second quarter.

Second quarter 2015 operating income was $0.2 million as compared to the prior year loss of $17.4 million; adjusted operating income, which excludes acquisition, integration and restructuring expenses, as well as non-cash asset impairment, was also $0.2 million, as compared to $4.6 million in the prior year period.
Second quarter Adjusted EBITDA was $10.3 million as compared to the prior year period Adjusted EBITDA of $13.8 million. Adjusted EBITDAR was $14.5 million in the second quarter of 2015 as compared to $19.0 million in the prior year’s second quarter.

During the second quarter of 2015, the Company reduced capital spending to $6.2 million as compared to $19.7 million in the prior year period. Operating Cash Flow improved $22.6 million, to a use of $3.8 million compared to a use of $26.5 million in the prior year’s second quarter.
As of June 30, 2015, the Company had $113.7 million drawn on its revolving credit facility (excluding the letters of credit) and $1.8 million in cash on its balance sheet.
About Erickson Incorporated
Erickson is a leading global provider of aviation services and operates, maintains and manufactures utility aircraft to safely transport people and cargo around the world. The Company is self-reliant, multifaceted and operates in remote locations under challenging conditions specializing in Government Services, Manufacturing and MRO, and Commercial Services (comprised of firefighting, HVAC, power line, construction, timber harvesting, oil and gas and specialty lift). With roots dating back to 1960, Erickson operates a fleet of approximately 80 aircraft, is headquartered in Portland, Oregon, USA, and operates in North America, South America, Europe, the Middle East, Africa, Asia Pacific, and Australia. For more information, please visit our new website at www.ericksonaviation.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that are subject to substantial risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. You can identify forward-looking statements by words such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include: that we do not realize the benefits from the recently completed the acquisitions of both Evergreen Helicopters and Air Amazonia and we may not realize the benefits of these acquisitions on a timely basis or at all; our ability to integrate these businesses successfully or in a timely and cost-efficient manner; our ability to successfully expand these businesses, enter new markets and manage international expansion; that we do not have extensive operating history in the aerial services segments, in the geographic areas, or with the types of aircraft historically operated by Evergreen Helicopters and Air Amazonia; that the anticipated reduction in troops in Afghanistan in the near-term may adversely affect us; that we operate in certain dangerous and war-affected areas, which may result in hazards to our fleet and personnel; the hazards associated with our helicopter operations, which involve significant risks and which may result in hazards that may not be covered by our insurance or may increase the cost of our insurance; our safety record; our substantial indebtedness; that we and our subsidiaries may still incur significant additional indebtedness; our failure to obtain any required financing on favorable terms; compliance with debt obligations, which could adversely affect our financial condition and impair our ability to grow and operate our business; cancellations, reductions or delays in customer orders; our ability to collect on customer receivables; weather and seasonal fluctuations that impact aerial services activities; competition; reliance on a small number of large customers; the impact of short-term contracts; the availability and size of our fleet; the impact of government spending; the impact of product liability and product warranties; the ability to attract and retain qualified personnel; the impact of environmental and other regulations, including FAA regulations and similar international regulations; our ability to accurately forecast financial guidance; our ability to convert backlog into revenues and appropriately plan expenses; worldwide economic conditions (including conditions in Greece, Italy and the other geographic areas in which we operate); our reliance on a small number of manufacturers; the necessity to provide components or services to owners and operators of aircraft; our ability to effectively manage our growth; our ability to keep pace with changes in technology; our ability to adequately protect our intellectual property; our ability to successfully enter new markets and manage international expansion; our ability to expand and market manufacturing and maintenance, repair and overhaul services; the potential unionization of our employees; the fluctuation in the price of fuel; the impact of changes in the value of foreign currencies; and the risks of doing business in developing countries and politically or economically volatile areas; as well as other risks and uncertainties more fully described under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K, or Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, as well as the other reports we file with the SEC from time to time.
You should not place undue reliance on any forward-looking statements. Erickson assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable laws.
Conference Call
The Company will hold a conference call to discuss its earnings results for the second quarter ended June 30, 2015 on August 6, 2015 at 4:30 p.m. Eastern Time with prepared remarks by Jeff Roberts, the Company’s President and Chief Executive

Officer, and Eric Struik, the Company’s Chief Financial Officer, to be followed by a question and answer session for the investment community. A live webcast of the call can be accessed at investors.ericksonaviation.com. To access the call, dial toll-free 1-888-203-7337 or 1-719-457-2080 (international). The pass code is 9765766.
To listen to a telephonic replay of the conference call, dial toll-free 1-877-870-5176 or 1-858-384-5517 (international) and enter pass code 9765766. The replay will be available beginning at 7:30 p.m. ET on August 6, 2015, and will last through 11:59 p.m. ET August 20, 2015.
This conference call will also be broadcast live over the Internet and can be accessed by all interested parties by clicking on http://investors.ericksonaviation.com/. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call by accessing the same link.
— FINANCIAL TABLES FOLLOW —

ERICKSON INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$1,766	$5,097
Restricted cash	359	567
Accounts receivable, net of allowances for doubtful accounts of $191 and $739 in 2015 and 2014, respectively	48,454	44,350
Inventory	8,667	—
Prepaid expenses and other current assets	8,433	8,780
Income tax receivable	609	677
Deferred tax assets	1,340	1,230
Total current assets	69,628	60,701
Aircraft support parts, net	136,727	137,593
Assets held for sale	8,436	—
Aircraft, net	112,611	128,221
Property, plant and equipment, net	116,804	120,635
Goodwill	164,756	215,241
Other intangible assets, net	18,749	20,053
Other non-current assets	21,851	23,077
Total assets	$649,562	$705,521
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$19,487	$19,844
Current portion of long-term debt	4,702	4,144
Accrued and other current liabilities	22,279	19,034
Income tax payable	28	315
Deferred tax liabilities	—	884
Total current liabilities	46,496	44,221
Long-term debt	13,986	12,751
Long-term revolving credit facilities	113,710	89,339
Long-term notes payable	355,000	355,000
Other long-term liabilities	16,876	13,181
Uncertain tax positions	6,668	6,313
Deferred tax liabilities	3,159	3,703
Total liabilities	555,895	524,508
Stockholders’ equity:
Common stock; $0.0001 par value; 110,000,000 shares authorized; 13,833,174 and 13,823,818 issued and outstanding at June 30, 2015 and December 31, 2014, respectively	1	1
Additional paid-in capital	181,083	181,018
Retained earnings (accumulated deficit)	(83,279)	1,812
Accumulated other comprehensive loss, net of tax	(4,544)	(2,544)
Total stockholders’ equity attributable to Erickson Incorporated	93,261	180,287
Noncontrolling interest	406	726
Total stockholders’ equity	93,667	181,013
Total liabilities and stockholders’ equity	$649,562	$705,521

ERICKSON INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net revenues:
Government Aviation Services	$28,391	$41,878	$61,266	$83,411
Commercial Aviation Services	34,319	35,639	60,572	65,545
Manufacturing & MRO	6,609	3,368	13,643	6,113
Total revenues	69,319	80,885	135,481	155,069
Cost of revenues:
Government Aviation Services	26,274	33,603	54,787	68,823
Commercial Aviation Services	30,633	30,634	61,573	60,244
Manufacturing & MRO	4,680	3,264	10,015	5,092
Total cost of revenues	61,587	67,501	126,375	134,159
Gross profit	7,732	13,384	9,106	20,910
Operating expenses:
General and administrative	5,661	6,994	12,599	13,791
Research and development	583	738	1,461	2,056
Selling and marketing	1,330	1,810	3,085	4,044
Impairment of goodwill	—	21,272	49,823	21,272
Other asset impairment	—	—	7,143	—
Total operating expenses	7,574	30,814	74,111	41,163
Operating income (loss)	158	(17,430)	(65,005)	(20,253)
Other expense:
Interest expense, net	(9,375)	(9,111)	(18,587)	(17,864)
Other expense, net	(331)	(843)	(1,656)	(1,362)
Total other expense	(9,706)	(9,954)	(20,243)	(19,226)
Net loss before income taxes and noncontrolling interest	(9,548)	(27,384)	(85,248)	(39,479)
Income tax expense (benefit)	691	(10,222)	74	(14,792)
Net loss	(10,239)	(17,162)	(85,322)	(24,687)
Less: Net (income) loss related to noncontrolling interest	118	53	231	(16)
Net loss attributable to Erickson Incorporated and common stockholders	$(10,121)	$(17,109)	$(85,091)	$(24,703)
Net loss	$(10,239)	$(17,162)	$(85,322)	$(24,687)
Other comprehensive loss:
Foreign currency translation adjustment	502	476	(2,089)	806
Comprehensive loss	(9,737)	(16,686)	(87,411)	(23,881)
Comprehensive (income) loss attributable to noncontrolling interest	84	66	320	(3)
Comprehensive loss attributable to Erickson Incorporated	$(9,653)	$(16,620)	$(87,091)	$(23,884)
Net loss per share attributable to common stockholders
Basic	$(0.73)	$(1.24)	$(6.15)	$(1.79)
Diluted	$(0.73)	$(1.24)	$(6.15)	$(1.79)
Weighted average shares outstanding
Basic	13,831,127	13,799,501	13,827,493	13,794,491
Diluted	13,831,127	13,799,501	13,827,493	13,794,491

ERICKSON INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss	$(10,239)	$(17,162)	$(85,322)	$(24,687)
Adjustments to reconcile loss to net cash used in operating activities:
Depreciation and amortization	9,898	8,981	18,716	16,934
Impairment of goodwill	—	21,272	49,823	21,272
Other asset impairment	—	—	7,143	—
Deferred income taxes	(269)	(12,756)	(1,687)	(16,740)
Non-cash interest expense on debt	229	93	406	130
Stock-based compensation	(48)	236	97	396
Amortization of debt issuance costs	630	593	1,254	1,214
Gain on sale of equipment	(76)	(61)	(70)	(191)
Changes in operating assets and liabilities:
Accounts receivable	3,587	(12,306)	(4,472)	1,570
Inventory	487	—	(8,666)	—
Prepaid expenses and other current assets	366	(307)	142	(906)
Income tax receivable	(195)	788	68	946
Aircraft support parts, net	1,564	(4,851)	41	(12,715)
Other non-current assets	294	1,581	2,684	3,126
Accounts payable	2,230	(1,264)	25	731
Accrued and other current liabilities	(12,933)	(12,298)	4,514	(16,341)
Income tax payable	344	717	(257)	717
Other long-term liabilities	282	264	3,971	558
Net cash used in operating activities	(3,849)	(26,480)	(11,590)	(23,986)
Cash flows from investing activities:
Purchases of aircraft and property, plant and equipment, net	(6,165)	(19,655)	(11,839)	(37,138)
Proceeds from sale-leaseback of aircraft	—	24,660	—	24,660
Restricted cash	175	1,567	124	1,767
Dividends paid to non-controlling interest	—	(73)	—	(73)
Net cash provided by (used in) investing activities	(5,990)	6,499	(11,715)	(10,784)
Cash flows from financing activities:
Proceeds from shareholders, net	—	—	—	414
Repayments of subordinated notes	(1,000)	—	(2,000)	—
Repayments of credit facilities	(38,971)	(54,723)	(73,182)	(79,123)
Borrowings from credit facilities	48,756	73,264	97,553	113,131
Other long-term borrowings	(36)	393	(84)	393
Payments under capital leases	(200)	—	(340)	—
Debt issuance costs	(67)	(37)	(137)	(267)
Shares withheld for payment of taxes	(32)	(166)	(32)	(166)
Net cash provided by financing activities	8,450	18,731	21,778	34,382
Effect of foreign currency exchange rates on cash and cash equivalents	281	484	(1,804)	951
Net increase (decrease) in cash and cash equivalents	(1,108)	(766)	(3,331)	563
Cash and cash equivalents at beginning of period	2,874	3,210	5,097	1,881
Cash and cash equivalents at end of period	$1,766	$2,444	$1,766	$2,444
Supplemental disclosure of cash flow information:
Cash paid for interest	$16,503	$16,267	$18,097	$17,536
Cash paid for income taxes, net	$499	$375	$1,267	$861

Use of Non-GAAP Financial Measures
The Company uses adjusted EBITDA (“Adjusted EBITDA”) in managing our business. We define EBITDA as net income (loss) before interest expense, net, provision for (benefit from) income taxes, and depreciation and amortization. Adjusted EBITDA means, with respect to any fiscal period, our EBITDA, adjusted for, without duplication, the sum of the following amounts for such period to the extent included in determining consolidated net earnings (or loss) for such period: (i) extraordinary gains, (ii) non-cash items increasing consolidated net earnings (or loss) for such period, excluding any items representing the impact of purchase accounting or the reversal of any accrual of, or cash reserve for, anticipated changes in any period, (iii) non-cash extraordinary losses, (iv) any other non-cash charges reducing consolidated net earnings for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period or amortization of a prepaid cash expense that was paid in a prior period, (v) to the extent not capitalized, (A) non-recurring expenses, fees, costs and charges incurred and funded prior to, on or within 9 months after the closing date in connection with the ABL Revolver and the Evergreen Helicopters acquisition; and (B) expenses incurred and funded prior to, on, or within 2 years of the closing date in connection with the termination of the lease for the location that was the chief executive office of Evergreen Helicopters as of the closing date; and (vi) transaction related expenditures incurred and funded prior to, on or within 9 months of the date of consummation of (A) the Air Amazonia acquisition, (B) any permitted acquisition under the ABL Revolver, or (C) any investment that is permitted pursuant to the ABL Revolver, in the case of each of (A), (B), and (C), that arise out of cash charges related to deferred stock compensation, management bonuses, strategic market reviews, restructuring, retention bonuses, consolidation, severance or discontinuance of any portion of operations, termination of the lease for the headquarters of Evergreen Helicopters, employees or management of the target of such permitted acquisition, accrued vacation payments and working notices payments and other non-cash accounting adjustments. We have further adjusted EBITDA for continued acquisition and integration costs beyond the nine months defined by our Revolving Credit Facility agreement and the restructuring costs associated with exiting the Malaysian timber harvesting market and right-sizing of our business.
The Company also uses adjusted EBITDAR in managing our business. Adjusted EBITDAR is determined by adding aircraft lease expense to adjusted EBITDA. We present Adjusted EBITDAR because we believe this provides us with a more comparable measure for managing our business.
The Company also uses adjusted net income (loss), adjusted operating income (loss), and adjusted net income (loss) per share, in managing our business. We define adjusted operating income (loss) as operating income (loss) attributable to the Company, adjusted to exclude the effect of acquisition, impairment, restructuring, integration and related expenses. We define adjusted net income (loss) as net income (loss) attributable to the Company, adjusted to exclude the effect of acquisition and integration related expenses and related tax effects. We define adjusted net income (loss) per share in the same manner, divided by the same number of shares of common stock used in calculating GAAP net income (loss) per share. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and should not be considered measures of the Company’s liquidity. The non-GAAP financial measures are provided as additional information to help both management and investors compare business trends among different reporting periods on a consistent and more meaningful basis and enhance investors’ overall understanding of the Company’s current financial performance and prospects for the future.
The following tables reconcile the non-GAAP financial measures appearing in this press release to the most directly comparable GAAP measures:

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2015	2014	2015	2014
EBITDA, Adjusted EBITDA and Adjusted EBITDAR Reconciliation:
Net loss attributable to Erickson Incorporated	$(10,121)	$(17,109)	$(85,091)	$(24,703)
Interest expense, net	9,375	9,111	18,587	17,864
Tax expense (benefit)	691	(10,222)	74	(14,792)
Depreciation and amortization	9,898	8,981	18,716	16,934
Amortization of debt issuance costs	630	593	1,254	1,214
EBITDA	$10,473	$(8,646)	$(46,460)	$(3,483)
Acquisition and integration related expenses	—	631	—	1,422
Non-cash unrealized mark-to-market foreign exchange (gains) losses	(57)	(27)	379	(244)
Non-cash charges from awards to employees of equity interests	(48)	236	97	396
Non-cash goodwill impairment loss	—	21,272	49,823	21,272
Non-cash other asset impairment losses	—	—	7,143	—
Restructuring costs	54	414	1,598	414
Gain on sale of equipment	(76)	(61)	(70)	(191)
Adjusted EBITDA	$10,346	$13,819	$12,510	$19,586
Aircraft lease expenses	4,122	5,149	8,639	10,108
Adjusted EBITDAR	$14,468	$18,968	$21,149	$29,694

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2015	2014	2015	2014
Operating Income (Loss) and Adjusted Operating Income (Loss) Reconciliation
Operating income (loss)	$158	$(17,430)	$(65,005)	$(20,253)
Acquisition and integration related expenses	—	631	—	1,422
Non-cash goodwill impairment loss	—	21,272	49,823	21,272
Non-cash other asset impairment losses	—	—	7,143	—
Restructuring costs	54	146	1,598	146
Adjusted operating income (loss)	$212	$4,619	$(6,441)	$2,587
Net Loss and Adjusted Net Loss Reconciliation
Net loss attributable to Erickson Incorporated	$(10,121)	$(17,109)	$(85,091)	$(24,703)
Acquisition and integration related expenses	—	631	—	1,422
Non-cash goodwill impairment loss	—	21,272	49,823	21,272
Non-cash other asset impairment losses	—	—	7,143	—
Restructuring costs	54	414	1,598	414
Effect of normalized tax rate on 2015 operating results (assumed 40% rate)	4,048	—	11,250	—
Tax effect of 2014 goodwill impairment (assumed 40%) rate	—	(8,509)	—	(8,509)
Tax effect of acquisition and integration related expenses, and restructuring costs (assumed 40% rate)	(22)	(418)	(639)	(734)
Net impact of acquisition and integration related expenses, impairment losses, restructuring costs, and normalized tax rate on net income	4,080	13,390	69,175	13,865
Adjusted net loss attributable to Erickson Incorporated	$(6,041)	$(3,719)	$(15,916)	$(10,838)
Net Loss Per Share Attributable To Common Stockholders and Adjusted Net Loss Per Share Attributable to Common Stockholder Reconciliation
Net loss attributable to common stockholders	$(10,121)	$(17,109)	$(85,091)	$(24,703)
Adjusted net loss attributable to Erickson Incorporated	$(6,041)	$(3,719)	$(15,916)	$(10,838)
Weighted average shares outstanding
Basic	13,831,127	13,799,501	13,827,493	13,794,491
Diluted	13,831,127	13,799,501	13,827,493	13,794,491
Adjusted net loss per share attributable to Erickson Incorporated
Basic	$(0.44)	$(0.27)	$(1.15)	$(0.79)
Diluted	$(0.44)	$(0.27)	$(1.15)	$(0.79)